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                                                                       EXHIBIT 1

                        MERCURY INTERACTIVE CORPORATION
                     AMENDMENT NO. TWO TO RIGHTS AGREEMENT

      THIS AMENDMENT NO. TWO TO RIGHTS AGREEMENT (this "Amendment No. Two") is made as of this 19th day of May, 2000 by and between MERCURY INTERACTIVE CORPORATION, a Delaware corporation (the "Company"), and CHASEMELLON SHAREHOLDER SERVICES, LLC, successor to WELLS FARGO BANK NATIONAL ASSOCIATION, a national bank association, as rights agent (the "Rights Agent"). Capitalized terms used in this Amendment No. Two and not otherwise defined herein shall have the meanings given to them in the Rights Agreement.

      WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement dated as of July 5, 1996, as amended on March 31, 1999 (the "Rights Agreement");

      WHEREAS, the parties desire to amend the Rights Agreement to increase the purchase price of one-one thousandth of a share of Series A Preferred Stock issuable pursuant to the exercise of a Right (as defined in the Rights Agreement);

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein set forth, the parties hereby agree as follows:

     1. Section 7(b) of the Rights Agreement is hereby amended by changing the Purchase Price to Four Hundred and Sixty Three Dollars ($463.00).

     2. The Rights Agreement, as amended by this Amendment No. Two, shall remain in full force and effect in accordance with its terms.
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     IN WITNESS WHEREOF, the parties herein have caused this Amendment No. Two to be duly executed and attested, all as of the date and year first above written.

ATTEST:                              MERCURY INTERACTIVE CORPORATION



By:  /s/ Susan J. Skaer              By:  /s/  Sharlene Abrams
     ------------------                   --------------------
     Name:  Susan J. Skaer           Name: Sharlene Abrams
     Title: Assistant Secretary      Title: Vice President of Finance and
                                     Administration and Chief Financial Officer
                                     and Secretary



ATTEST:                              CHASEMELLON SHAREHOLDER SERVICES, LLC
                                     Rights Agent



By:     /s/ Sharon Magidson          By:    /s/ Gloria Pouncil
        -----------------------             ----------------------
Name:   Sharon Magidson              Name:  Gloria Pouncil
                                            ----------------------
Title:  Regional Manager             Title: Relationship Manager
                                            ----------------------

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